UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 11, 2015

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, Walter L. Schindler, a member of the Board of Directors (the “Board”) of CNS Response, Inc. (the “Company”) and a member of the Compensation Committee of the Board, notified the Company of his decision to resign from the Board, effective immediately. Mr. Schindler has served on the Board since November 28, 2012.

In connection with his resignation, Mr. Schindler delivered a letter of resignation (the “Letter”) to the Board of Directors of the Company, in which he indicated that: (a) he was frustrated by delays in obtaining US Government approval given positive clinical trial results at Walter Reed Medical Center and the positive results of the Company’s other trials; (b) he believes that his resignation will facilitate any decision he may make to join or form a group of investors to make an offer for the Company or its assets; and (c) his strategic advice has generally not been followed during the last 12 months.

The foregoing description of Mr. Schindler’s Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter which is filed as Exhibit 17.1 herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	E-mailed Letter of Resignation from Mr. Schindler

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
June 17, 2015		Paul Buck
Chief Financial Officer